Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-28121 and No. 333-145599) of Fiserv, Inc. of our report dated June 26, 2009 relating to the 2008 and 2007 financial statements of the 401(k) Savings Plan of Fiserv, Inc. and Its Participating Subsidiaries, which appears in this Form 11-K for the years ended December 31, 2008 and 2007.

/s/ Wipfli LLP

Milwaukee, Wisconsin

June 26, 2009